Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form- S-8 (No. 333-136650) of Stock-Trak Group, Inc. (formerly Neutron Enterprises, Inc.) of our report dated March 28, 2007 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants

Vancouver B.C.
March 26, 2008